Exhibit 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 18, 2016, with respect to the financial statement of Alaia Market Linked Trust Series 1-1, comprising Alaia SPDR ® ETF Defined Outcome Solution, contained in Amendment No. 4 to the Registration Statement on Form S-6 (File No. 333-206756) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Independent Registered Public Accounting Firm”.

/s/ GRANT THORNTON LLP

Chicago, Illinois
November 18, 2016